Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces

Acquisition of CashCall’s Mortgage Operations

Irvine, CA, January 8th, 2015 — Impac Mortgage Holdings, Inc. (NYSE MKT: IMH)(“Impac” or the “Company”), is pleased to announce its subsidiary, Impac Mortgage Corp., has signed a definitive agreement to acquire the mortgage operations of CashCall, Inc. (“CashCall”).  In 2013, CashCall’s mortgage division was ranked by the Mortgage Bankers Association as the 31st largest residential mortgage originator with approximately $6.5 billion in total originations.  In the fourth quarter of 2014, CashCall’s mortgage division volume was approximately $800 million and is expected to add significant retail direct origination volume to the Impac Mortgage Corp. platform beginning in 2015.  CashCall’s mortgage operations will operate as a separate division of Impac Mortgage Corp. under the name CashCall Mortgage.

The Company considers the acquisition to be a major strategic accomplishment for Impac Mortgage Holdings, Inc. as it adds a centralized retail call center to Impac Mortgage Corp.’s current business to business origination channels.  With this acquisition, Impac Mortgage Corp. is expected to be a top ranked nationwide mortgage originator, offering a full spectrum of loan products including agency conventional, non-agency, prime jumbo and non-qualified mortgages.

CashCall Mortgage’s operations are a centralized retail call center where loan applications are received and taken by loan agents directly from consumers and through the internet.  The transaction is structured as a purchase of certain of the assets of CashCall, including CashCall Mortgage’s call center and lead management technology, integrated with its highly customized loan origination system.  CashCall Mortgage is expected to operate in the same facility as today with the current employees to be hired by Impac Mortgage Corp. Impac believes that the centralized call center operations, combined with this technology, makes CashCall Mortgage a scalable retail origination platform that is able to close loans faster than competitors in a highly efficient manner.  According to the Mortgage Bankers Associations (MBA) third quarter 2014 performance report, CashCall would rank among one of the most efficient retail originators, closing on average over 4 loans per production employee as compared to the MBA average of 2.1 loans and over 13 closed loans per sales employee compared to MBA averages of 5.3 loans.

Impac Mortgage Corp. has been doing business with CashCall on a correspondent basis since 2013, and CashCall’s overall loan performance and delivery has reinforced Impac’s decision to complete the acquisition.  Therefore, the Company expects to leverage CashCall Mortgage’s platform and proven multifaceted marketing strategies to increase origination volume of expanded products including the Company’s AltQM loan programs and government insured Ginnie Mae programs.  In addition this acquisition is expected to unlock opportunities by expanding CashCall Mortgage’s geographic footprint from 11 licensed states up to 42 states.

The transaction has been structured with a significant contingent component of the purchase price with the intent to minimize the financial risk for Impac Mortgage Holdings, Inc. while being accretive to earnings. Also, with Impac’s significant tax loss carry forwards, all net profits from CashCall Mortgage are expected to generate significant tax benefits.

Mr. Joseph Tomkinson, Chairman and CEO of Impac Mortgage Holdings, Inc., commented, “The CashCall Mortgage name adds significant brand equity to the Impac franchise.  Additionally, we believe that the expansion of product capabilities and geographical footprint, for both sides, will create significant strategic and financial benefits.  This transaction increases the scale of our overall platform which is expected to leverage existing infrastructure and enhance profitability.  Furthermore, increased profitability will accelerate the ability to monetize the value of tax loss carry forwards.”

Forward-Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “will,” “intends,” “believe,” “expect,” “likely,” “appear,” “should,” “could,” “anticipate,” “expectations,” “plan,” “considers,” or similar terms or variations on those terms or the negative of those terms. The forward looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transaction as contemplated;  the possibility that the transaction does not close, including but not limited to, due to the failure to satisfy the closing conditions; adverse effects on the Company’s stock price resulting from the announcement or completion of the acquisition; failure to achieve the benefits expected of the transaction; costs and difficulties related to the integration of the business and operations with the Company’s operations; whether the completion of the transaction will have the accretive effect on the Company’s earnings that it expects; unexpected costs, liabilities, charges or expenses resulting from the transaction; successful development, marketing, sale and financing of new mortgage products, including the non-Qualified Mortgage and conventional and government loan programs; ability to increase our market share in the various residential mortgage businesses; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, strategic relationships or otherwise;  the terms of any financing that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements, of litigation or regulatory actions pending against us or other legal contingencies; and our compliance with applicable local, state and federal laws and regulations and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward looking statements, see the annual and quarterly reports we file with the Securities and Exchange Commission. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and warehouse lending solutions, as well as real estate solutions that address the challenges of today’s economic environment.  Impac’s operations include mortgage and warehouse lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

For additional information, questions or comments, please call Justin Moisio, VP Investor Relations at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com